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                                                                   EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

                                                          STATE OF
SUBSIDIARY                                                INCORPORATION
----------                                                -------------

Regional Developers, Inc.                                 Florida

Westside Investors, Inc.                                  Georgia

PDK Properties, Inc.                                      Georgia

P&W Stonebridge, LLC                                      Georgia

P&W Headland, LLC                                         Georgia

Internet Aviation Services, Ltd.                          Nevada

DM Marketing, Inc.                                        Delaware
